Exhibit 99.2

AMENDED & RESTATED FOREIGN LOCALIZATION AGREEMENT

David Johnson

Introduction

This Foreign Localization Agreement is made effective on the 1st day of January, 2011 and amended and restated on the 14th of February, 2011 , by and between Nalco Company (or a designated affiliate) (“Nalco”) and David Johnson. Mr. Johnson will continue to hold the title Executive VP, President EAME and he will continue to report to the Chief Executive Officer. All other assignment/employment agreements for Mr. Johnson are hereby terminated, and he shall have no claim under any other assignment policy. Notwithstanding the foregoing, Executive’s employment at all times shall be deemed to be an employment at-will and Executive’s employment may be terminated by Executive or the Company for any reason or no reason. This Agreement shall replace any previous foreign assignment, ex-patriate or similar agreements between the parties (and all such agreements shall be terminated by mutual agreement of the parties.) The benefits described herein shall be conditioned upon continuing employment during the indicated periods.

Pay Components:

The following pay components are for 2011 and will be reviewed annually during normal business cycles, all pay amounts are shown in USD but will be converted to local currency utilizing fx rate of 1.013, all subsequent pay increases and incentive calculation will be based upon this converted local salary:

•	Base pay will be $358,800USD per year

•	Management Incentive Plan (MIP) Target 65%

•	Long-Term Incentive Plan (LTIP) Target 120%

Employee Benefits

Mr. Johnson will be provided with the health Insurance benefits as other similarly situated employees in Switzerland and he shall make the same required contributions, through payroll deductions as similarly situated employees in Switzerland.

Effective January 1, 2011, Mr. Johnson will transition from the U.S. Defined Contributions plans (Profit Sharing and 401(k)) to the defined contribution plan offered to similarly situated employees in Switzerland.

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Vacation

A vacation benefit will be provided at Mr. Johnson’s in accordance to the benefit levels in place for other similarly situated employees in Switzerland in addition to all other Company holidays. Vacation and leaves will be tracked in Switzerland.

Housing & Utilities Allowance

A housing allowance, equal to the actual cost of unfurnished rental accommodations, up to a maximum of $108,000 in 2011, $54,000 in 2012 and will receive no housing allowance in 2013, this will be paid from Nalco to Mr. Johnson when he establishes housing in Switzerland. Mr. Johnson waives any claim to housing allowance starting in 2013.

Housing Summary:

2011  $108,000

2012  $  54,000

2013       None

Goods & Services Allowance (G&S)

Mr. Johnson will receive G&S Allowance in amount of $208,000 in 2011, $25,000 in 2012 and no G&S allowance in 2013 and waives any claim to G&S allowance starting in 2013. Mr. Johnson waives any claim to G&S allowance starting in 2013.

G&S Summary:

2011  $208,000

2012  $  25,000

2013      None

Pre-Move Trip

Mr. Johnson and his spouse will be provided with a pre-move trip to Switzerland at Nalco's expense for five working days.

Household Goods Transportation & Storage Expenses

Nalco will cover the cost of shipping up to 500 pounds of personal items by air and the balance by sea up to a limit of a 40-foot container. Nalco will not cover the shipment of vehicles to locations outside the United States. Nalco will pay for any storage of furniture and personal articles stored in Mr. Johnson’s home country as part of this Foreign Localization Agreement. Vehicles may not be placed in permanent storage.

If Mr. Johnson must sell his personal vehicle(s) prior to his relocation, Nalco will provide loss on sale protection, defined as the difference between Mr. Johnson’s sale price to a private party or auto dealer and the published retail value of his vehicle. Loss on sale protection is limited to two personal vehicles, unless he has a company vehicle, in which case loss on sale protection is limited to one personal vehicle.

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Nalco will cover the air transportation cost only of shipping pets. Quarantine and other related charges are Mr. Johnson’s responsibility.

Home Sale Assistance - Houston, TX

Mr. Johnson will receive Home Sale assistance under the Nalco Relocation Policy, with a special provision to cover loss on sale which is contingent on utilizing Nalco’s marketing assistance program. The loss on sale will be based on the difference between original purchase price, not including capital improvements, and ultimate buyout or sale price, up to $50K for his primary residence in Houston, TX.

Relocation Travel Expenses

Nalco will pay for the reasonable relocation costs of economy class travel for Mr. Johnson and his family from Netherlands to Switzerland, including all reasonable en route expenses. All reasonable en route expenses will be reimbursed on an expense account basis.

Visa/Immigration Assistance

Nalco will cover the cost of seeking appropriate entry visas and employment authorization in Switzerland. This process will be coordinated and arranged by Switzerland. The local authorities may require a medical exam as part of this process. If required by law, Mr. Johnson will be reimbursed the cost of such an exam either through his health insurance provider or directly based on receipts for services received.

Tax Equalization

Mr. Johnson will continue to be provided Tax Equalization for 2010 under the terms and conditions of his Netherlands expatriate agreement. No hypothetical tax or tax equalization will occur starting in 2011 as Mr. Johnson will be considered a local employee in Switzerland and will adhere to local taxation policies. Mr. Johnson waives any claim to Tax Equalization starting in 2011.

Tax Preparation

Consistent with Company practice, Mr. Johnson will not be provided tax preparation services and waives any claim to such services.

All other Allowances Waiver

Any allowance not outlined in this agreement will cease effective 12/31/2010 and Mr. Johnson waives any claim to these allowances.

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Assignment/Employment Agreement

Mr. Johnson has read and signed the Nalco Employment Agreement and he has agreed to abide by the terms of the agreement.

By signing below and initialing every page, Mr. Johnson accepts the terms and conditions of this agreement.

Miscellaneous

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois without reference to the principles of conflict of laws.

Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter herein. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Severability. If any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

Assignment. This Agreement shall not be assignable by Executive. This Agreement may be assigned by the Company to any successor to all or substantially all of the business and/or assets of the Company provided the Company shall require such successor to expressly assume and agree to perform this Agreement.

Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, assignees, devisees and legatees of the parties.

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Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such U.S. federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Resignations. Executive agrees to immediately resign any positions held by him with the Company and its affiliates upon the termination of Executive’s employment.

Award of Fees. If either party files suit to enforce any provision of the Agreement and a court of competent jurisdiction, then the substantially prevailing party shall be entitled to an award of its court costs, litigation expenses and reasonable attorneys fees incurred in prosecuting and maintaining such suit, in addition to any other remedies or relief.

ACCEPTED BY:
	David Johnson	Date

APPROVED BY:
	Erik Fyrwald Chief Executive Officer	Date

	Laurie Marsh	Date
Vice President Human Resources

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